SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2007

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                  Results of Operations and Financial Condition.

On May 3, 2007, Triumph Group, Inc. issued a press release announcing its financial results for the fiscal quarter and year ended March 31, 2007 and conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report.

On the conference call, in addition to reviewing the information contained in the press release, the executive officer also discussed the following financial information:

•                                          For the fiscal year ended March 31, 2007, sales mix was as follows:  commercial was 43% (compared to 45% in the prior full fiscal year), military was 33% (same as in the prior full fiscal year), regional jets were 5% (compared to 6% in the prior full fiscal year), business jets were 11% (compared to 9% in the prior full fiscal year) and other was 8% (compared to 7% in the prior full fiscal year).

•                                          The top ten programs represented in the backlog were the 737NG, 777, A320/321, CH47, 787, UH60, C17, V-22, 747 and CH-53 programs, respectively.

•                                          For the year ended March 31, 2007, Boeing commercial, military and space accounted for 21.6% of net sales.

•                                          For the fiscal year ended March 31, 2007, OEM sales represented 63% (compared to 62% in the prior full fiscal year), Aftermarket sales represented 29% (compared to 31% in the prior full fiscal year), and Other was 8% (compared to 7% in the prior full fiscal year).

•                                          Same store sales for the fiscal year ended March 31, 2007 increased 15% over the prior  year.  Aerospace Systems same store sales for the fiscal year ended March 31, 2007 was $695.1 million, an increase of 16% over the prior fiscal year. Aftermarket Services same store sales for the fiscal year ended March 31, 2007 was $186.4 million, an increase of 14% over the prior fiscal year.  Same store sales for the Company for the quarter ended March 31, 2007 increased 9% over the comparable quarter in the prior fiscal year.

•                                          In total sales, export sales for the quarter ended March 31, 2007 were $49.6 million, an increase of 19% in the previous year quarter ended March 31, 2006.  Full fiscal year export sales were $203.3 million for the fiscal year ended March 31, 2007, an increase of 21% from the previous year.

•                                          Net cash provided by operating activities was $47.7 million for the year ended March 31, 2007.

•                                          Capital expenditures for the fiscal year ended March 31, 2007 were $59.7 million.  Capital expenditures for fiscal 2008 are expected to still be significant as there is approximately $20.0 million of approved, but not yet spent, carryover of capital expenditures from fiscal year 2007.

•                                          For the fiscal year ending March 31, 2008, the company expects its effective tax rate to be 34.5%.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 3, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2007	TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel
and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 3, 2007